Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2009, with respect to the consolidated financial statements included in the Annual Report of Heritage-Crystal Clean, Inc. on Form 10-K for the year ended January 3, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Heritage-Crystal Clean, Inc. on Form S-8 (File No. 333-149791 effective March 18, 2008).

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 27, 2009